Exhibit 10.10

FIRST AMENDMENT TO LEASE

Atlanta, Georgia

THIS AMENDMENT is made this 29th day of October 2010 by and between MAX WAREHOUSING, L.L.C., a Florida limited liability company having a principal place of business at 6077 Fulton Industrial Blvd, Atlanta, GA 30366 (herein after called “Landlord”) and SIMCO AUTOMOTIVE TRIM, INC., a Michigan corporation having a principal place of business at 172 East Main Street, Georgetown, MA 01833 (hereinafter called “Tenant”).

WHEREAS, Landlord’s predecessor in interest, Insite Atlanta, L.L.C., and Tenant entered into and executed a lease dated as of March 25, 2003 (the “Lease”) for the Premises located at 6077 Fulton Industrial Blvd, Atlanta, GA 30366, and as further described in Exhibit A of the lease;

WHEREAS, Landlord and Tenant mutually desire to amend the Lease by extending the Initial Term thereof and to make corresponding amendments as more specifically described below:

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and of ONE DOLLAR and other good an valuable consideration, Landlord and Tenant agree to amend and do hereby amend the Lease, effective as of October 29, 2010 as follows:

1.              “Base Rent” set forth in the Schedule shall have added thereto additional Years 9-11 as follows:

Year	Annual	Monthly	Annual Base
Of Term	Base Rent	Base Rent	Rent per SF
9-11	$141,000	$11,750.00	$3.00

2.              “Initial Term” set forth in the Schedule is hereby changed to One Hundred thirty-two (132) months.

3.              “Expiration Date” set forth in the Schedule is hereby changed to April 15, 2014.

4.              Section 1(b) is hereby amended by adding to the end thereof the following:

Notwithstanding the foregoing, Tenant shall have the option at any time during the Initial Term or any Renewal Term then in effect to terminate this Lease with respect to all (but not less than all) of the Premises upon Tenant giving Landlord not less than six (6) months’ prior written notice of exercise of this option of termination.

5.              Paragraph (c) of Exhibit H shall be deleted in its entirety and replaced with the following:

“(c)                                                    Tenant shall exercise a Renewal Option by giving Landlord a written notice thereof on or before the date that is three (3) months prior to the commencement of the applicable Renewal Term”

Terms defined in the Lease and not defined in this Amendment shall have the meanings defined in the Lease.

Except as specifically amended hereby, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease in multiple original counterparts as of the date written above.

TENANT:

Witnesses (2 required)	SIMCO AUTOMOTIVE TRIM, INC.

/s/ Jane Doucette	By:	/s/ Ronald J. Lataille

/s/ Al Hagan	Name:	Ronald J. Lataille

		Its:	Treasurer

LANDLORD:

Witnesses (2 required)	MAX WAREHOUSING, L.L.C.

/s/ Shauna McElvaney	By:	/s/ Sean McElvaney

Shauna McElvaney	Name:	Sean McElvaney

	Its:	President